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                                                                    EXHIBIT 99.1

                        THE HOUSTON EXPLORATION COMPANY

                             LETTER OF TRANSMITTAL
                         FOR TENDER OF ALL OUTSTANDING
              8 5/8% SENIOR SUBORDINATED NOTES DUE 2008, SERIES A
                                IN EXCHANGE FOR
              8 5/8% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

              PURSUANT TO THE PROSPECTUS DATED             , 1998

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
    NEW YORK CITY TIME, ON             , 1998, UNLESS THE EXCHANGE OFFER IS
                                   EXTENDED.

                TO: THE BANK OF NEW YORK (THE "EXCHANGE AGENT")

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  By Hand or Overnight Delivery:        Facsimile Transmissions:       By Registered or Certified Mail:
       The Bank of New York           (Eligible Institutions Only)           The Bank of New York
  Tender and Exchange Department             (212) 815-5915             Tender and Exchange Department
        101 Barclay Street                                                      P.O. Box 11248
    Receive and Deliver Window        To Confirmation by Telephone          Church Street Station
     New York, New York 10286           or for Information Call:        New York, New York 10286-1248
     Attention: Remo J. Reale                (212) 815-3703                Attention: Remo J. Reale
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     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION TO A FACSIMILE
NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE
METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF
THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT
REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE INSTRUCTIONS ACCOMPANYING THIS
LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL
IS COMPLETED.

     The undersigned acknowledges that he or she has received the Prospectus,
dated             , 1998 (the "Prospectus") of The Houston Exploration Company,
a Delaware corporation (the "Company"), and this Letter of Transmittal and the instructions hereto (the "Letter of Transmittal"), which together constitute the Company's offer (the "Exchange Offer") to exchange $1,000 principal amount of its 8 5/8% Senior Subordinated Notes due 2008, Series B (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which the Prospectus is a part, for each $1,000 principal amount of its outstanding 8 5/8% Senior Subordinated Notes due 2008, Series A (the "Old Notes"), of which $100,00,000 aggregate principal amount is outstanding, upon the terms and subject to the conditions set forth in the Prospectus. The term "Expiration Date" shall mean
5:00 p.m., New York City time, on             , 1998, unless the Company, in its
sole discretion, extends the Exchange Offer, in which case the term shall mean the latest date and time to which the Exchange Offer is extended by the Company. Capitalized terms used but not defined herein shall have the meaning given to them in the Prospectus.

     This Letter of Transmittal is to be used either if (i) certificates representing Old Notes are to be physically delivered to the Exchange Agent herewith by Holders, (ii) tender of Old Notes is to be made by book-entry transfer to an account maintained by the Exchange Agent at The Depository Trust Company ("DTC"), pursuant to the procedures set forth in "The Exchange
Offer -- Procedures for Tendering" in the Prospectus by any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of Old Notes or (iii) tender of Old Notes is to be made according to the guaranteed delivery procedures set forth in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures." Delivery of this Letter of Transmittal and any other required documents must be made to the Exchange Agent. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

     The term "Holder" as used herein means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

     All Holders of Old Notes who wish to tender their Old Notes must, prior to the Expiration Date: (1) complete, sign, and deliver this Letter of Transmittal, or a facsimile thereof, to the Exchange Agent, in person or to the address set forth above; and (2) tender (and not withdraw) his or her Old Notes or, if a tender of Old Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at DTC, confirm such book-entry transfer (a "Book-Entry Confirmation"), in each case in accordance with the procedures for tendering described in the Instructions to this Letter of Transmittal. Holders of Old Notes whose certificates are not immediately available, or who are unable to deliver their certificates or Book-Entry Confirmation and all other documents required by this Letter of Transmittal to be delivered to the Exchange Agent on or prior to the Expiration Date, must tender their Old Notes according to the guaranteed delivery